Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S-3 No. 333-111895),
(2)    Registration Statement (Form S-8 No. 333-210411) pertaining to the 2004 Equity Incentive Plan,
(3)    Registration Statement (Form S-8 No. 333-210410) pertaining to the Nonqualified Deferred Compensation Plan,
(4)    Registration Statement (Form S-8 No. 333-135079) pertaining to the 2006 Non-Employee Directors’ Stock Grant and Stock Option Plan,
(5)    Registration Statement (Form S-8 No. 333-129349) pertaining to the Nonqualified Deferred Compensation Plan,
(6)    Registration Statement (Form S-8 No. 333-121552) pertaining to the 2004 Equity Incentive Plan,
(7)    Registration Statement (Form S-8 No. 333-81274) pertaining to the 2002 Employee Stock Purchase Plan,
(8)    Registration Statement (Form S-8 No. 333-10069) pertaining to the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors’ Stock Option Plan,
(9) Registration Statement (Form S-8 No. 333-224034) pertaining to the 2004 Equity Incentive Plan;

of our reports dated March 24, 2022, with respect to the consolidated financial statements and schedule of Guess?, Inc., and the effectiveness of internal control over financial reporting of Guess?, Inc., included in this Annual Report (Form 10-K) for the year ended January 29, 2022.

/s/ Ernst & Young LLP

Los Angeles, California
March 24, 2022